Exhibit 10.11

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [*****].

MASTER SERVICES AGREEMENT

This Agreement, dated as of February 6, 2026, is made and entered into by and between Enveniam LLC, a limited liability company organized under the laws of the state of Tennessee (“Company” or “Enveniam”) and Laser Isotope Separation Technologies, Inc. and its subsidiaries and affiliates, (“LIST”). LIST and Company agree as follows:

1. Engagement; Statement of Work. LIST hereby retains Company to furnish services, and Company hereby agrees to furnish services to LIST and/or clients of LIST (each, a “Client”), on the terms and conditions set forth herein and in each Statement of Work that refers to this Agreement and is executed by LIST and Company (each, a “Statement of Work”), which Statement(s) of Work is/are incorporated herein by this reference and form a part of this Agreement. This Agreement does not obligate Company to accept any offer to provide services or execute a Statement of Work. Prior to performing any services, LIST and Company shall complete and execute a Statement of Work setting forth the services, Client, and other specifics of the project in question, and all terms and conditions of this Agreement shall apply while Company is providing services pursuant to such Statement of Work which explicitly references this Master Services Agreement. All Statement(s) of Work(s) shall include at a minimum, Scope of Work, Rates, Quantity, Duration, Payment Terms, and all expenses to be charged to LIST and paid to Company. To the extent of any inconsistency between this Agreement and a Statement of Work, the terms of the Statement of Work shall control.

2. Term. This Agreement and the arrangement set forth in this Agreement shall commence on the date of this Agreement and, subject to earlier termination as provided elsewhere in this Agreement, shall terminate on the later of the two (2) year anniversary of the date of this Agreement or the latest termination date set forth in a Statement of Work executed by LIST and company (the “Term”).

3. The Services. During the Term, Company shall provide LIST the services described in the applicable Statement of Work (the “Services”) according to the schedule set forth in said Statement of Work. The Company will use the overall vision and priorities provided by LIST to provide integration services and provide individual planning, technical, or licensing services. Services that may be requested include, but are not limited to, the following:

●	Provide technical project integration services that include project planning and project control services, tracking and managing scope, budget, schedule, and risks.
●	Provide procurement services with appropriate quality programs (including NQA-1 as needed) involving components, services, systems, equipment, etc.
●	Support engagement with U.S. Government agencies to establish protocols and programs for securing and controlling information and technologies.
●	Review, integrate, or develop functional and operational requirements (F&OR) for tests, pilot demonstrations, and large-scale deployments.
●	Support selection of sites for tests and pilot demonstrations and development of safety basis for such tests and/or demonstrations.
●	Develop conceptual designs and cost estimates for facility and process development.

1

●	Review and/or develop a strategy for acquisition of source material and the strategy for packaging and transport of product.
●	Develop site Environmental Reports, Integrated Safety Analyses, and License Applications, including development of roadmaps, safety assessments and analyses, and documentation for licensing review by the Nuclear Regulatory Commission (NRC).
●	Explore and/or recommend Client partnerships that will facilitate execution of the Client’s missions and ensure that integrated F&ORs are employed and implemented through the testing, demonstration, and final facility design, construction, and maintenance phases.
●	Provide planning and integration for all or portions of the technical review, design, construction, and procurement activities.
●	Development of strategies and plans for development and implementation of specialty programs to meet NRC and DOE requirements, e.g., Quality Assurance Program, Export Control Information Control Program, Material Control and Accounting Program, Security and Training Programs.
●	Ensure operational readiness through procedure development, development of conduct of operations, startup testing, and readiness assessments.
●	Consultation and/or preparation of briefings related to technical, safety, or licensing issues.

4. Performance. Company shall perform the Services in accordance with its own means, methods, schedules, and guidelines, and using its own facilities and personnel, unless otherwise stated in the applicable Statement of Work. Company may at its discretion delegate performance of portions of the Services to its support staff or similar personnel but not to any third party without the prior written consent of LIST. Company shall provide Services under this Agreement on a professional, best-efforts basis and in accordance with commonly accepted professional standards in Company’s field, to the satisfaction of LIST and Client. Company warrants that its Services, findings, and recommendations shall reflect its best professional judgment based on the information available to it. Services shall be performed by individuals qualified to perform such Services, and Company shall provide, upon request of LIST or Client, information concerning the individuals’ experience that affirms these qualifications. LIST and Client reserve the right to reject any individual performing Services through Company and to require a replacement. Company shall provide Services that comply with all applicable laws, regulations, and government and industry standards and specifications. While on Client premises, Company shall assure that its employees and permitted sub Companies maintain strict work discipline and carry out the Services in compliance with all applicable governmental laws or regulations. Company shall abide by, and shall require its employees and permitted sub Companies to abide by, all Client policies, practices, rules, regulations, and security procedures.

5. Compensation.

5.1 Fee. As compensation for performance of the Services, LIST shall pay Company the fee set forth in the applicable Statement of Work in accordance with the procedure and schedule of payment set forth in the applicable Statement of Work. LIST shall make all payments due hereunder within thirty (30) days of LIST’s receipt of an invoice from Company; provided that LIST may withhold payment of amounts that are subject to a good faith dispute between the parties.

2

5.2 Costs. LIST will timely reimburse Company for all rates, expenses, materials, travel, living, or other costs of Company related to the Services that are approved by Company in the applicable Statement of Work. Company’s invoices for such costs will be itemized per the Statement of Work and include receipts for non-labor related items and be for cost plus applicable company mark up. Rates will be escalated by [*****] at the beginning of each calendar year. Service support provided to BGS via subcontract will be invoiced as a cost with an [*****] markup. Travel if requested and approved by the LIST PM, costs will be invoiced and reimbursed in accordance with standard customary and reasonable methods.

5.3 Initial Budget. The initial authorized funding and budget ceiling for T&M costs will be $36,780,000. The authorized budget ceiling can be modified in writing by LIST and will be in effect once signed by both parties. The Company agrees to not exceed the authorized budget ceiling without prior written consent by the LIST President or LIST CEO. The Company will stop all work prior to reaching this budget ceiling or upon written request from LIST.

6. Non-Disclosure and Intellectual Property.

6.1 Non-Disclosure. The parties shall execute LIST’s standard non-disclosure agreement (the “NDA”), concurrently with executing this Agreement .. The provisions of the NDA are incorporated into this Agreement by this reference.

6.2 Work Product. All items produced as a result of the Services, including but not limited to reports, data, software programs, inventions, and ideas, tangible or intangible, whether developed by Company’s employees or otherwise, (the “Work Product”) shall belong to LIST. All Work Product shall be deemed specially commissioned and a “work made for hire”, and LIST shall be deemed the author thereof for copyright purposes; provided that if any Work Product is at any time determined to not be a work made for hire, this Agreement shall be deemed an irrevocable assignment of the copyright of the entire Work Product to LIST. Company shall at the request of LIST, and without receipt of additional compensation, execute and require of its employees and/or permitted sub-Companies all documents necessary or appropriate to vest such ownership in LIST free of claims of Company or any third party. Company irrevocably appoints LIST as Company’s attorney-in-fact to execute all such documents. Company shall treat all Work Product as confidential information and shall impose the requirements of this paragraph on any permitted sub-Company. LIST may assign its rights under this paragraph 6.2 to the Client. Company affirms that its fee for the Services in question set forth in the applicable Statement of Work includes payment for assigning such rights to LIST and/or the Client.

6.3 LIST or Client Intellectual Property. All trade secrets or confidential business information of LIST or a Client, including but not limited to business records, financial information, formulas, ideas, manuals, price lists, advertising and promotional materials, fine arts, graphics, notes, records, charts and other documents made, compiled or used by Company in connection with the Services are the sole property of LIST or the Client, as applicable, and shall be delivered by Company to LIST or the Client, as applicable, immediately upon completion of the Services or termination of the Term, whichever is sooner, or at any earlier time upon the request of LIST. Company acknowledges that the items referred to in the preceding sentence constitute valuable property of LIST or the Client, as applicable. The Company shall not infringe or violate LIST’s or the Client’s rights in those items and shall not own, apply for, or otherwise attempt to obtain, on behalf of the Company or others, any proprietary right in any such item.

3

6.4 Third Party Intellectual Property. Company shall not use or incorporate any works or materials of third parties in the preparation of any of its Work Product unless identified in writing to LIST in advance. If such works incorporate any intellectual property or other property owned by a third party, Company must have sufficient authority to grant rights and licenses as required by this Agreement, or the third-party owner must have granted the same to LIST or the Client.

6.5 Company Intellectual Property. In producing Work Product hereunder, before using any materials in which Company or its permitted sub Companies have pre-existing property rights, Company shall obtain the prior written consent of LIST, and Company hereby grants to LIST and the applicable Client, in the case of Company pre-existing property rights, or shall obtain for LIST and the applicable Client, in the case of permitted sub Company pre-existing property rights, a royalty-free, irrevocable, world-wide, non-exclusive right to use, disclose, reproduce, modify, license, distribute and create derivative works of such pre-existing property rights.

7. Employees; Suppliers. During the Term and for a period of eighteen (18) months after the termination of the Term, regardless of the reason for such termination, Company shall not, directly or, suggest, request, encourage or otherwise induce any employee, officer, agent, or supplier of LIST or a Client to leave the employment of LIST or the Client, as applicable, cease providing products or Services to LIST or a Client, or otherwise curtail, reduce, or cancel his/her/its business relationship with LIST or a Client. However, the foregoing shall not preclude Company from hiring any employee of LIST who responds to a public notice or advertisement of an employment opportunity, provided that Company did not induce, encourage or otherwise solicit the employee’s contact with Company or separation from employment with LIST.

8. Termination. Notwithstanding the provisions of paragraph 2, the Term may be terminated at any time as follows:

(i) By either party immediately upon notice for cause in the event of a failure by the other party to substantially perform any material obligation, through no fault of the party initiating the termination, that remains uncured after ten (10) calendar days prior written notice of the deficiency.

(ii) By either party immediately upon notice to the other party: (a) in the event that the notified party has engaged in unsafe, illegal, criminal, or fraudulent conduct in connection with Services performed or to be performed, (b) in the event of a change in control of the other party, or (c) in the event of the bankruptcy or insolvency of the notified party.

(iii) By LIST for breach of any policy or rule of LIST or a Client for which Company is performing Services, breach of any provision of this Agreement, moral turpitude, professional incompetence, or gross professional neglect, effective immediately upon delivery to Company of a written notice of termination which states the reason(s) for the termination.

4

In addition, Company’s Services under a particular Statement of Work may terminate prior to the time set forth in the applicable Statement of Work if for any reason LIST or the Client referred to in said Statement of Work no longer desires the Services of Company; provided that if LIST or the applicable Client desires to terminate the applicable Statement of Work because of its dissatisfaction with Company’s Services, the Statement of Work will not be terminated until Company has received at least fifteen (15) days’ notice thereof and an opportunity to cure the matter at issue. LIST will immediately notify Company when notified by a Client of any early termination and extend to Company the notice period granted by Client to LIST. Upon termination of a Statement of Work by LIST or a Client, Company shall be paid for all work done through the date of termination, unless such payment is disputed by LIST or the Client, and shall not be entitled to any further payments under the applicable Statement of Work for the portion of the Services not performed prior to Company’s receipt of the notice of termination.

9. Representations. Company acknowledges for itself and its personnel that information provided by it (including, but not limited to, resumes, interviews, and references), in consideration for providing Services to or on behalf of LIST or a Client is true to the best of Company’s knowledge and that it is not restricted by any employment, consulting, or other agreement from providing Services described in any Statement of Work. Company acknowledges and understands that any misstatements of the qualifications or availability of its personnel may be grounds for immediate termination by LIST or a Client of any assignment and constitutes a breach of this Agreement.

10. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either hand delivered by commercial courier, sent by registered or certified mail to the intended recipient at its address set forth below its signature at the end of this Agreement, or electronically communicated via email with written confirmation of receipt by LIST. Either party may change such notice address from time to time by delivery of a written notice of the new address to the other party in accordance with this paragraph 10.

11. Dispute Resolution. Mediation. Subject to a party’s right to seek injunctive or other equitable relief, in the event of any controversy between the parties hereto arising out of, or relating to, this Agreement, including, without limitation, any controversy concerning the negotiation, validity or enforceability of this Agreement (“Allegations”) shall be subject to mediation as a condition precedent to arbitration. The parties shall endeavour to resolve all Allegations by mediation, which unless the parties mutually agree otherwise, shall be governed by the American Arbitration Association (“AAA”) in accordance with its Commercial Mediation Procedures. A request for mediation shall be made in writing, delivered to the other party to this Agreement and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of a demand for arbitration, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties. If an arbitration is stayed pursuant to this Section, the parties may nonetheless proceed to the selection of the arbitrator and agree upon a schedule for later proceedings. The mediation shall take place in Knoxville, Tennessee.

5

12. Indemnity and Insurance.

12.1 Indemnity. Company shall indemnify, defend, and hold harmless LIST and its parent and affiliate entities as well as each applicable Client, and their respective members, managers, officers, directors, employees, and agents, from and against any and all losses, liabilities, claims, demands, or causes of action (including all costs, expenses, and reasonable attorneys’ fees) that may be made as a result of Company’s actual or alleged acts or omissions including, but not limited to, claims made by anyone: a) for infringement of any patent, copyright, trademark, or other intellectual property right; b) for injuries or death to persons or damage to or theft of property; or c) resulting directly or indirectly from the performance of Services hereunder; or claims made by persons furnished by Company or any of its sub Companies: x) based on employment contract or any laws prohibiting discrimination in employment; or y) under worker’s compensation or similar laws. LIST shall indemnify, defend, and hold harmless Company and its parent and affiliate entities, and their respective members, managers, officers, directors, employees, and agents, from and against any and all losses, liabilities, claims, demands, or causes of action (including all costs, expenses, and reasonable attorneys’ fees) that may be made as a result of (1) injuries or death to persons or damage to or theft of property resulting from LIST’s own negligence or willful misconduct; or (2) resulting directly or indirectly LIST’s breach of its obligations hereunder. LIST and Company shall notify each other of any written claims or demands against themselves for which Company is responsible hereunder, and LIST or Client shall be entitled, at its option, to participate in or assume the defense or settlement of any such claim. Company shall make no settlement of an indemnified claim specifically naming or directly affecting LIST or Client without LIST or Client’s prior written consent.

12.2 Insurance. During the Term Company shall maintain the following insurance coverage: (i) professional liability insurance with limits of at least $1,000,000 each claim, $2,000,000 aggregate; (ii) commercial general liability insurance, including contractual liability coverage, with limits of at least $1,000,000 each claim, $2,000,000 aggregate; and (iii) workers’ compensation insurance as required by law. Company shall ensure that LIST is named as an additional insured under its commercial general liability insurance policy during the Term, and shall deliver to LIST promptly after commencement of the Term, and annually thereafter upon LIST’s request, certificates of insurance evidencing the insurance coverage specified in this paragraph 12.2.

13. Records and Audits. Company agrees to maintain records of its activities under this Agreement for six (6) years after the termination of this Agreement. LIST may audit or review the records of Company relating to Services performed and any expenses incurred in connection with this Agreement to assure compliance with all provisions of this Agreement. All compensation shall be subject to adjustment based on the results of such audit. Audit of expenses will be limited to time and materials related work and will not relate to any firm-fixed price work.

14. Assignment. Company shall not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of LIST, which may be withheld at its discretion. Any such attempted assignment of rights or delegation of duties without the prior written consent of LIST shall be void and ineffective. Any such assignment or delegation, consented to by LIST shall not relieve Company of its responsibilities and liabilities hereunder, and Company shall remain liable to LIST for the conduct and performance of each permitted delegate and sub-Company hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

6

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without reference to its choice of law rules.

16. Import and Export Laws and Regulations. The Company agrees that it shall comply with all laws and regulations in Canada, the United States, or any other relevant jurisdiction relating to the import and export of nuclear materials, technology or information, tangible or intangible, and shall obtain any relevant licenses and give any relevant notices in relation thereto. Receiving arty shall not export, reexport, transfer, or retransfer, directly or indirectly, any proprietary information that is subject to Export Control Laws, except as permitted by such Export Control Laws.

17. Amendments and Waivers. No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the parties hereto. No action or failure to act shall be considered a waiver of any provision of this Agreement unless specifically set forth in a written instrument signed by the party to be bound thereby. No waiver of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same time or any prior or subsequent time.

17.1 Proposals, Statement of Work(s). LIST shall authorize Company to begin work by issuance of a Statement of Work, which will become binding upon execution of signatures by both parties. Company’s proposal shall be submitted to LIST in writing and shall be considered part of the Statement of Work and be mutually binding to both parties.

18. Invalid Provisions. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were replaced by a valid and enforceable provision as similar as possible to the provision replaced.

19. Electronic Signatures. Each party (i) has agreed to permit the use, from time to time and where appropriate, of signatures that are sent by fax, e-mailed PDF, or other electronic means (an “Electronic Signature”) in order to expedite execution of this Agreement, the other documents contemplated by this Agreement, and the transaction contemplated by this Agreement, (ii) intends to be bound by said party’s respective Electronic Signature, (iii) is aware that the other will rely on the Electronic Signature, and (iv) acknowledges such reliance and waives any defences to the enforcement of this Agreement or the document or matter in question based on the fact that a signature was sent electronically.

20. Entire Agreement. This Agreement, the NDA or any other existing Non-disclosure Agreement between the parties, including each proposal from Company to LIST that results in the issuance of a Statement of Work, and each mutually agreed upon Statement of Work, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, undertakings, and communications of the parties, oral or written, with respect to that subject matter.

7

Laser Isotope Separation Technologies, Inc.		Boston Government Services, LLC

Name:	Christo Liebenberg	Name:	Doug Freund
Title:	President & Co-Founder	Title:	President and CEO
Date:	6 February 2026	Date:	16 February 2026

Signature:		Signature:

/s/ Christo Liebenberg		/s/ Doug Freund

(Remainder of this page left intentionally blank)

8